  Exhibit 10.7   1    CHANGE IN CONTROL AGREEMENT This CHANGE IN CONTROL AGREEMENT (this “Agreement”) is entered into effective as of July 9th, 2021 (the “Effective Date”), by and between _________________ (the “Executive”) and AZZ Inc., a Texas corporation (the “Company”). WITNESSETH WHEREAS, the Executive is employed by the Company in the position of ___________________________________________________; and WHEREAS, the Company desires to continue to retain Executive’s experience, skills, abilities, background and knowledge with respect to the Company and its business; and WHEREAS, Executive desires to continue to be in the employ of the Company and is willing to accept the terms and conditions set forth in this Agreement; NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows: ARTICLE I Term of Agreement 1.01 Term. This Agreement shall remain in effect from the Effective Date until the earlier of: (a) the date when Executive’s employment with the Company terminates for any reason not described in Section 3.02; or (b) the date when the Company or successor has met all of its obligations under this Agreement following a termination of Executive’s employment with the Company or successor to the Company for any reason described in Section 3.02; or (c) the date when a Company adopts a Change in Control Severance Plan containing substantially similar terms and conditions to this Agreement and for which the Executive is eligible to participate. ARTICLE II Certain Definitions Used in this Agreement 2.01 Annual Base Salary. For all purposes of this Agreement, “Annual Base Salary” means Executive’s annual base salary in effect immediately prior to Executive’s termination, or the rate in effect prior to any material reduction in Executive’s base salary that would give Executive the right to resign for Good Reason, as defined below. 2.02 Annual Cash Compensation. For all purposes of this Agreement, “Annual Cash Compensation” means Annual Base Salary plus the Target Cash Bonus of the Executive.

  2 2.03 Cause. For all purposes under this Agreement, “Cause” shall have the meaning set forth on Exhibit B to this Agreement. 2.04 Change in Control. For all purposes under this Agreement, “Change in Control” shall mean: (a) a sale of all or substantially all of the assets of the Company, including, without limitation, a sale of the equity interests of all or substantially all of the Company’s direct and indirect subsidiaries; (b) a merger or consolidation in which the Company is not the surviving entity and in which the holders of the Company’s outstanding equity securities immediately prior to such transaction own, immediately after such transaction, equity securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction; (c) a reverse merger in which the Company is the surviving entity but the holders of the Company’s outstanding equity securities immediately prior to such transaction own, immediately after such transaction, equity securities representing less than fifty percent (50%) of the voting power of the Company; or (d) an acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership of equity securities of the Company representing over fifty percent (50%) of the combined voting power entitled to vote in the election of directors. Notwithstanding the foregoing, any transaction or series of related transactions, the primary purpose of which (i) is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s equity securities immediately prior to such transaction or (ii) is to raise capital for the Company in a bona fide equity financing shall be deemed not to be a “Change in Control” for all purposes of this Agreement. 2.05 Change in Control Period. For all purposes under this Agreement, “Change in Control Period” shall mean the period beginning on the execution of a definitive written agreement that if consummated in accordance with its terms would result in a Change in Control and ending on the earlier of (a) the termination of such agreement or (b) twenty-four (24) months following the consummation of a Change in Control pursuant to such agreement. 2.06 Disability. For all purposes under this Agreement, “Disability” shall have the meaning set forth on Exhibit B to this Agreement. 2.07 Good Reason. For all purposes under this Agreement, “Good Reason” shall have the meaning set forth on Exhibit B to this Agreement.

  3 ARTICLE III TERMINATION BENEFITS 3.01 Benefits Upon Termination other than in connection with a Change in Control. In the event Executive’s employment with the Company is terminated in any manner or for any reason other than during a Change in Control Period, the rights of Executive to payments and benefits, and the terms, conditions and limitations thereof, shall be solely as determined under the Company’s compensation and benefits plans and policies. 3.02 Benefits Upon Termination without Cause or for Good Reason in connection with a Change in Control. In the event Executive’s employment with the Company is terminated by the Company or successor to the Company without Cause (and other than as a result of Executive’s Disability) or Executive terminates his employment with the Company for Good Reason (and other than as a result of Executive’s death), in each case during a Change in Control Period, then, subject to Executive’s delivery to the Company or successor to the Company of a Release and Waiver substantially in the form attached hereto as Exhibit A within the applicable time period set forth therein, but in no event later than forty-five (45) days following termination of Executive’s employment, and permitting such Release and Waiver to become fully effective in accordance with its terms, the Company or successor to the Company, if applicable, shall provide Executive with the following severance benefits hereunder: (a) Executive’s accrued but unpaid Annual Base Salary through the date of termination (plus accrued and unpaid expenses reimbursable in accordance with Company policies); (b) severance will be paid in the form of regularly scheduled paychecks over a period of 24 months which shall begin on the first regular payroll date of the Company following the effective date of the Release and Waiver and shall end when the cumulative amount of the paychecks total two hundred percent (200%) of Executive’s Annual Cash Compensation, which shall be calculated ignoring any decrease in Executive’s Annual Base Salary that forms the basis for Executive’s termination for Good Reason, if applicable, and; (c) notwithstanding any contrary terms of any stock option grant, option agreement or other equity award agreement between the Company and Executive, all outstanding stock options and other equity awards with respect to the Company common stock held by Executive as of the date of termination that are subject to time-based vesting requirements shall accelerate and vest in full; (d) a lump sum payment equal to Executive’s Target Cash Bonus for the year that includes the date of termination, multiplied by a fraction, the numerator of which is the number of full calendar months elapsed in the performance period of the bonus through the date of termination, and the denominator of which is the total number of calendar months in the bonus performance period, payable 60 days after the date of termination; and (e) the Company will continue to provide Executive with medical, dental and vision insurance coverage substantially comparable to the coverage maintained by the Company for Executive immediately prior to his date of termination at no cost to Executive. Such continued

  4 coverage shall cease upon the earlier of: (i) the date which is two (2) years after the Effective Date or (ii) the date on which Executive becomes a full-time employee of another employer, provided Executive is entitled to benefits with such other employer that are substantially similar to the health and welfare benefits provided by the Company. If any medical, dental or vision coverage continues after such 24-month period, Executive shall be responsible for 100% of the cost. To the extent any of such group health benefits are self-insured, any amounts paid (A) by Executive shall be paid on an after-tax basis, and (B) by Company on behalf of Executive and/or his spouse or dependents shall be reported on Executive’s Form W-2 as taxable income. 3.03 Certain other Payments. Subject to ARTICLE IV, nothing contained in Section 3.02 or otherwise under this Agreement shall limit Executive’s right to receive a payout of Executive’s accrued but unused vacation and/or paid time off and any other payments required to be made to or on behalf of Executive by law, as of the date of Executive’s termination of employment. ARTICLE IV Limitation on Payments 4.01 280G Payments. If any payment or benefit Executive will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment (a “Payment”) shall be equal to the Reduced Amount (as defined below). The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in Payment is required pursuant to the preceding sentence the reduction shall be made (i) first by reducing severance pay under Section 3.02(b) of this Agreement (in inverse order of payment, if applicable), (ii) then by reducing other parachute payments, exclusive of equity awards, pro rata, and (iii) finally by reducing the accelerated vesting of equity awards, pro rata. 4.02 Accounting Firm. Unless Executive and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the calculations described in Section 4.01. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on

  5 which Executive’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Executive or the Company) or such other time as requested by Executive or the Company. 4.03 Clawback. If Executive receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 4.01 and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Executive agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 4.01 so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 4.01, Executive shall have no obligation to return any portion of the Payment pursuant to the immediately preceding sentence. ARTICLE V Successors 5.01 Company’s Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets, by an agreement in substance and form reasonably satisfactory to Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 5.01 or which becomes bound by this Agreement by operation of law. 5.02 Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. ARTICLE VI APPLICATION OF INTERNAL REVENUE CODE SECTION 409A 6.01 Section 409A. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)) (the “Separation From Service”), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional 20% tax under Section 409A. Each installment of Severance Benefits is a separate “payment” for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i) and it is intended that payments of the Severance Benefits set forth in this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulation Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if the Company (or, if applicable,

  6 the successor entity thereto) determines that such exemptions are not available and Executive is, on Executive’s Separation From Service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six (6) months and one day after Executive’s Separation From Service or (ii) the date of Executive’s death. 6.02 Release and Waiver. Executive shall receive Severance Benefits only if Executive executes and returns within the applicable time period set forth therein, the Release and Waiver, and permits such Release and Waiver to become effective in accordance with its terms, which shall in no event be longer than sixty (60) days following Executive’s Separation From Service (such latest permitted date, the “Release Deadline”). If the Severance Benefits are not covered by one or more exemptions from the application of Section 409A, and the Release and Waiver could become effective in the calendar year following the calendar year in which Executive’s Separation From Service occurs, the Release and Waiver will not be deemed effective any earlier than the Release Deadline. Except to the minimum extent that payments are delayed because Executive is a “specified employee” or until the effectiveness of the Release and Waiver, all amounts will be paid as soon as practicable in accordance with the Company’s normal payroll practices. All amounts payable under the Agreement will be subject to standard payroll taxes and deductions. 6.03 Interpretation. The Severance Benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly. ARTICLE VII Miscellaneous Provisions 7.01 Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices shall be addressed to Executive at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. 7.02 Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. 7.03 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersede any and all prior agreements, representations or understandings (whether

  7 oral or written and whether express or implied) made or entered into by either party with respect to the subject matter hereof. 7.04 No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation against payments to Executive under this Agreement. All payments made under this Agreement shall be subject to reduction for payment of all federal, state and local employment taxes and any other taxes required to be withheld by law. 7.05 Choice of Law, Forum and Consent to Personal Jurisdiction. This Agreement shall be interpreted, construed, and governed by the laws of the State of Texas, regardless of its place of execution or performance. Any cause of action arising between the parties regarding this Agreement shall be brought only in a Texas state court located in Tarrant County, Texas, or in the U.S. District Court for the Northern District of Texas, Fort Worth division. Executive, by this Section 7.05, consents to personal jurisdiction in any such State or Federal court and waives any entitlement Executive might otherwise have to a transfer of venue under the preferred venue requirements of State or Federal rules of civil procedure rules. 7.06 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. 7.07 No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this Section 7.07 shall be void. 7.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 7.09 Arbitration. Any dispute or controversy between the Company and Executive, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Fort Worth, Texas administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Executive. Each party shall bear its or his costs and expenses in any arbitration hereunder and one-half of the arbitrator’s fees and costs; provided, however, that the arbitrator shall have the discretion to award the prevailing party reimbursement of its or his reasonable attorney’s fees and costs. Executive

  8 acknowledges that the duties he will perform for the Company will involve and have a connection with interstate commerce within the meaning of the Federal Arbitration Act (“FAA”), and that this Agreement involves and has a connection with interstate commerce within the meaning of the FAA. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  9 IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date. EXECUTIVE: ____________________________________ Name: _________________________ Title: _________________________ COMPANY: AZZ Inc. By: ________________________________ Name: Tom Ferguson Title: President and Chief Executive Officer

    EXHIBIT A Form of Release and Waiver RELEASE AND WAIVER OF CLAIMS This Release and Waiver of Claims (this “Release”), is entered into this day of , (the “Effective Date”) by and between ________, an individual (“Executive”), and AZZ Inc., a Texas corporation (the “Company”). WHEREAS, Executive has been employed as _______________ of the Company; and WHEREAS, Executive and the Company have entered into a Change in Control Agreement, dated as of _______________ (the “Change in Control Agreement”), pursuant to which the Company has agreed to provide certain benefits to Executive in the event Executive’s employment with the Company is terminated under certain circumstances; and WHEREAS, Executive’s employment with the Company has been terminated under the circumstances described in Section 3.02 of the Change in Control Agreement; NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Release, Executive and the Company agree as follows: ARTICLE I Termination 1.01 Relationship with the Company. Executive will separate from service with the Company effective _______________, 20____ (“Separation Date”). 1.02 Change in Control Agreement. The Change in Control Agreement shall terminate as of the Effective Date. All payments due to Executive from the Company shall be determined under the applicable provisions of the Change in Control Agreement and this Release. 1.03 Acknowledgment. Executive acknowledges and agrees that, upon receipt of all payments due to him on or before the Separation Date in accordance with the Change in Control Agreement, he will have received all amounts owed for his regular and usual salary (including, but not limited to, any severance, overtime, bonus, commissions or other wages), usual benefits and accrued but unused vacation through the Separation Date and that all payments due to Executive from the Company after the Separation Date shall be determined under this Release. ARTICLE II Severance Benefit 2.01 Severance. Upon Executive’s execution and delivery of this Release to the Company and the expiration of the revocation period described in Section 4.02(c) of this Release, the Company shall pay Executive the amounts set forth in Section 3.02 of the Change in Control Agreement. Such amounts shall be paid in the manner and at the time specified in the Change in Control Agreement and shall be reduced by standard withholding all authorized deductions.

    ARTICLE III Release 3.01 Release. Executive on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and affiliates, past and present (together, the “Company Group”), as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, Executives, shareholders, representatives, assigns, and successors, past and present (each of them, hereinafter together and collectively referred to as the “Releasees”) with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any of said Releasees, arising out of or in any way related to his service as an officer, director, Executive or manager of any member of the Company Group (other than as an equity owner), his separation from his position as an officer, director, Executive and/or manager, as applicable, of any member of the Company Group (other than as an equity owner), or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, concealed or apparent, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Release related to Executive’s employment or service with any member of the Company Group, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act of 1993, the Texas Commission on Human Rights Act, the Texas Labor Code, the Texas Payday Act, the Texas Employment Discrimination Law, the Texas Disability Discrimination Law or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit or disability. 3.02 Non-released matters. Notwithstanding the foregoing Section 3.01 of this Release, the release set forth therein shall not apply to (1) any severance or other benefits due Executive under this Release or the Change in Control Agreement for which Executive has not expressly acknowledged receipt or satisfaction in Section 2.01 of this Release or otherwise; (2) any right of Executive to receive workers’ compensation benefits; (3) any right to continue Executive’s group health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act; (4) any right of Executive to indemnification pursuant to the Company’s Bylaws or its articles of incorporation (as may be amended from time to time); or (5) any rights of Executive under any written equity-based award agreement entered into by and between any member of the Company Group and Executive in effect at the Separation Date. 3.03 Representations and Warranties. Executive represents and warrants that he has not heretofore assigned or transferred to any person not a party to this Release any released matter or any part or portion thereof and he shall defend, indemnify and hold the Company and each of its affiliates harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

    ARTICLE IV ADEA Waiver 4.01 Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the federal Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Release. 4.02 Additional Acknowledgements. Executive further expressly acknowledges and agrees that: (a) he/she is hereby advised in writing by this Release to consult with an attorney before signing this Release; (b) he/she was given a copy of this Release on , 20___ and informed that he had twenty-one (21) days within which to consider this Release; and (c) he/she was informed that he had seven (7) days following the date of execution of this Release in which to revoke this Release. ARTICLE V Miscellaneous 5.01 Successors. This Release is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive. This Release shall inure to the benefit of and be binding upon the Company and its Releasees and its and their respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Release for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the ownership of the Company or to which the Company assigns this Release by operation of law or otherwise. 5.02 Waiver. No waiver of any breach of any term or provision of this Release shall be construed to be, nor shall be, a waiver of any other breach of this Release. No waiver shall be binding unless in writing and signed by the party waiving the breach. 5.03 Modification. This Release may not be amended or modified other than by a written agreement executed by Executive and an officer of the Company authorized by the Board of Directors of the Company to execute and deliver such agreement on behalf of the Company. 5.04 Complete Agreement. This Release constitutes and contains the entire agreement and final understanding concerning Executive’s relationship with the Company and its affiliates as an Executive and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters. Any representation, promise or agreement not specifically included in this Release shall not be binding upon or enforceable against either party. This Release constitutes an integrated agreement. Notwithstanding the preceding provisions of this Section 5.04, any written equity-based award agreement entered into by and between any member of the Company Group and Executive before the Separation Date pursuant to which Executive has rights that continue after the Separation Date in accordance with the terms of the award and Executive’s rights as an equity owner in any member of the Company Group are each outside of the scope of the foregoing provisions of this Section 5.04 and shall continue in effect in accordance with their terms. 5.05 Severability. If any provision of this Release or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provisions or applications and to this end the provisions of this Release are declared to be severable. 5.06 Choice of Law. This Release shall be deemed to have been executed and delivered within the State of Texas, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas without regard to principles of conflict of laws. 5.07 Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Release. Hence, in any construction to be made of this Release, the same shall not be construed against any party on the basis that the party was the drafter. 5.08 Counterparts. This Release may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose. 5.09 Arbitration. Any dispute or controversy between the Company and Executive, arising out of or relating to this Release, the breach of this Release, or otherwise, shall be settled by arbitration in Fort Worth, Texas administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Executive. Each party shall bear its or his costs and expenses in any arbitration hereunder and one-half of the arbitrator’s fees and costs; provided, however, that the arbitrator shall have the discretion to award the prevailing party reimbursement of its or his reasonable attorney’s fees and costs. 5.10 Advice of Counsel. In entering this Release, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Release have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

    5.11 Supplementary Documents. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Release and which are not inconsistent with its terms. 5.12 Headings. The section headings contained in this Release are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Release. 5.13 Taxes. Other than the Company’s obligation to withhold taxes as required by law or regulation, Executive shall be solely responsible for any taxes due as a result of the payment of the Severance Benefit and other benefits to be provided to Executive pursuant to Section 2.01 of this Release. Executive will defend and indemnify the Company and each of its affiliates from and against any tax liability that any of them may have with respect to any such payment and against any and all losses or liabilities, including defense costs, arising out of Executive’s failure to pay any taxes due with respect to any such payment. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    I have read the foregoing Release and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences. EXECUTED this _____ day of 20___, at , . _______________________________ Name:__________________________ Title:___________________________ EXECUTED this _____ day of 20___, at , . AZZ Inc. By: Name: Title:

    EXHIBIT B Certain Definitions “Cause” shall mean: (i) Executive’s commission or conviction of, or the entering of a guilty plea or plea of no contest by Executive with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft or sexual harassment; (ii) excessive absenteeism by Executive not related to death or Disability (as defined below) or otherwise permissible by applicable law or the Company’s policies for sick leave, vacation, or compensated time off; (iii) Executive’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or any of its affiliates; (iv) Executive’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or Executive’s intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates); (v) Executive’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates; (vi) Executive’s material breach of any provision of the Company’s written policies or the Company’s code of conduct; or (vii) Executive’s refusal or failure to carry out the legitimate directives or instructions of the Company’s Board of Directors (or such other person to whom Executive reports as may be designated from time to time by the Board of Directors) that are consistent with the scope and nature of Executive’s duties and responsibilities; provided, however, that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within fifteen (15) days after Executive’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that Executive shall be entitled to no more than one (1) opportunity to cure for any reason; provided, further, that nothing contained herein shall be construed to prohibit Executive from providing testimony required by operation of law or legal process in connection with a proceeding in which Executive is a witness.

    “Disability” shall mean that Executive has been unable, for ninety (90) consecutive days or for periods aggregating one hundred and twenty (120) business days in any period of twelve (12) consecutive months, to perform Executive’s duties as a result of physical or mental impairment, illness or injury, as determined in good faith by a majority of the Board of Directors of the Company. “Good Reason” shall mean: (i) the relocation by the Company of Executive’s principal place of employment of more than fifty (50) miles from the location of Executive’s principal place of employment, which relocation is not rescinded within fifteen (15) days after the date of receipt by the Company from Executive of a Good Reason Notice (as defined below) referring to this provision and describing such relocation; (ii) a reduction by the Company in Executive’s Annual Base Salary, unless such reduction is rescinded within fifteen (15) days after the date of receipt by the Company from Executive of a Good Reason Notice referring to this provision and describing such reduction; (iii) a material diminution of Executive’s responsibilities or duties, which diminution is not rescinded within fifteen (15) days after the date of receipt by the Company from Executive of a Good Reason Notice referring to this provision and describing such diminution; or (iv) a material breach by the Company of any equity award agreement (whether with respect to stock appreciation rights, RSUs, PSUs or otherwise) by and between the Company and Executive then in effect or the terms of any equity plan incorporated therein, which material breach is not corrected within forty-five (45) days after the date of receipt by the Company from Executive of a Good Reason Notice referring to this provision and describing such material breach. In order to terminate for Good Reason, Executive must provide thirty (30) days’ (or, in the case of clause (iv), forty-five (45) days’) prior written notice to the Company, which notice shall be given not later than ninety (90) days after the initial occurrence of the event asserted by Executive to form the basis for the Good Reason claim (any such written notice is referred to above as a “Good Reason Notice”).